Exhibit 99.1

AMENDMENT TO SEPARATION AGREEMENT

This AMENDMENT TO SEPARATION AGREEMENT (“Separation Agreement Amendment”), dated as of May 16, 2024, is by and between American International Group, Inc., a Delaware corporation (“AIG”), and Corebridge Financial, Inc., a Delaware corporation (“Corebridge”) (each a “Party” and, collectively, the “Parties”).

Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Separation Agreement (defined below).

recitals

WHEREAS, the Parties entered into the Separation Agreement on September 14, 2022 (the “Separation Agreement”);

WHEREAS, AIG has entered into a Stock Purchase Agreement, pursuant to which AIG has agreed to sell to Nippon Life Insurance Co. approximately 20% of the outstanding Common Stock, on the terms and subject to the conditions set forth in such agreement (the “Proposed Transaction”); and

WHEREAS, in connection with the Proposed Transaction, the Parties desire to amend certain provisions of the Separation Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree that the Separation Agreement is amended as follows:

1.            Section 1.1. The definition of “Navy Threshold Date” is hereby inserted into Section 1.1 of the Separation Agreement and reads in full as follows:

“Navy Threshold Date” means the earlier of (i) the date of the closing of the sale by AIG to Nippon Life Insurance Co. (“Nippon”) of approximately 20% of the outstanding Common Stock pursuant to the Stock Purchase Agreement, dated as of May 16, 2024, among Corebridge, AIG and Nippon, as it may be amended from time to time, and (ii) the date on which AIG ceases to beneficially own at least 25% of the outstanding Common Stock.

2.            Section 4.1(e). Section 4.1(e) of the Separation Agreement is hereby amended and restated to read in full as follows:

(e)           Subject to Sections 4.1(g) and 4.1(h), AIG shall have the right to include on each Corebridge Slate the following number of Directors, which shall each be designated as “AIG Directors”:

(i)             Until the Majority Holder Date, a majority of the Directors on the Corebridge Board (or such lower number as AIG shall determine); and

(ii)            After the Majority Holder Date and until the Fourth Threshold Date: a number of Directors equal to (x) the total number of Directors entitled to serve on the Corebridge Board multiplied by (y) the quotient obtained by dividing the number of shares of Common Stock beneficially owned by AIG by the total number of shares of Common Stock outstanding, rounded up to the nearest whole number; and

(iii)            After the Fourth Threshold Date, none.

3.            Sections 4.1(g) and (h). The following shall be inserted as Sections 4.1(g) and (h) of the Separation Agreement:

(g)           If at any time on or after the Navy Threshold Date, AIG’s beneficial ownership percentage of Corebridge shall decrease such that the number of AIG Directors to which AIG is entitled to include on each Corebridge Slate pursuant to Section 4.1(e) is less than the number of AIG Directors on the Corebridge Board, then AIG will cause a number of AIG Directors to resign from the Board within 60 days of such decrease so that the number of AIG Directors remaining on the Corebridge Board following such resignations represents the number of AIG Directors to which AIG is entitled to include on each Corebridge Slate pursuant to Section 4.1(e).

(h)           Without limiting AIG rights under Section 4.1(e), if at any time on or after the Navy Threshold Date, Corebridge is required by Applicable Law to increase the number of Independent Directors then serving on the Corebridge Board and at least one non-independent AIG Director serves as a Director on the Corebridge Board at such time, at the request of Corebridge, AIG shall designate a number of Independent Directors as necessary for Corebridge to comply with Applicable Law as AIG Directors hereunder, and upon election of such individuals to the Corebridge Board, cause an equal number of non-independent AIG Directors serving as Directors on the Corebridge Board at such time to resign from the Corebridge Board.

4.            Section 5.1(a). Section 5.1(a) of the Separation Agreement is hereby amended by deleting “First Threshold Date” and replacing it with “Navy Threshold Date”.

This Separation Agreement Amendment is limited precisely as written and except as set forth herein, the Separation Agreement shall continue in effect, unmodified, in accordance with its terms. Any amendment to this Separation Agreement Amendment shall require the prior written consent of each of AIG and Corebridge.

The Parties have executed this Separation Agreement Amendment as of the day first above written.

AMERICAN INTERNATIONAL GROUP, INC.

By:	/s/ Sabra Purtill
Name: Sabra Purtill
Title: Executive Vice President and Chief Financial Officer

COREBRIDGE FINANCIAL, INC.

By:	/s/ Elias Habayeb
Name: Elias Habayeb
Title: Executive Vice President and Chief Financial Officer